UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2005

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd, Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2005, the Compensation Committee of the Board of Directors of Jo-Ann Stores, Inc. (the "Company") approved an Employment Agreement (the "Agreement") between the Company and Mr. David Holmberg. Pursuant to the Agreement, Mr. Holmberg will serve as the Company's Executive Vice President, Store Operations. Subject to the parties' respective termination rights set forth in the Agreement, the Agreement shall apply to any termination of Mr. Holmberg's employment occurring on or before July 31, 2005. Unless the Agreement is earlier terminated pursuant to its terms, on July 31, 2005 and on July 31st of each succeeding year thereafter (a "Renewal Date"), the term of the Agreement shall be automatically extended for an additional year unless either party has given notice to the other, at least one (1) year in advance of that Renewal Date, that the Agreement shall not apply to any termination of Mr. Holmberg's employment occurring after that Renewal Date. A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

March 8, 2005	By:	/s/ Valerie Gentile Sachs

Name: Valerie Gentile Sachs
Title: Executive Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Jo-Ann Stores, Inc. and Mr. David Holmberg.